SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  April 7, 2000
                                ----------------

                                ONIX SYSTEMS INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                       1-13975                           76-0546330
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(State or Other Jurisdiction     (Commission File               (I.R.S. Employer
     of Incorporation)               Number)                 Identification No.)



22001 North Park Drive
Kingwood, Texas                                                       77339-3804
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (781) 622-1000

         This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to ONIX Systems Inc.'s annual report on Form 10-K for the year ended January 1, 2000. These include risks and uncertainties relating to: dependence on the oil and gas industry, market acceptance of new products, customer capital spending policies, international sales, technological change and new products, intense competition, use of gamma technology, protection of proprietary rights, government regulations and approvals, and the Registrant's cash management arrangement with Thermo Electron Corporation.

Item 5.  Other Events
         -------------

         On April 10, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding the previously announced tender offer for its shares of common stock, $.01 par value per share, by its parent corporation, Thermo Instrument Systems Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         -------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired: not applicable

         (b)      Pro Forma Financial Information: not applicable

         (c)      Exhibits:

                  99 - Press Release dated April 10, 2000

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 10th day of April, 2000.



                                                ONIX SYSTEMS INC.



                                                By: /s/ Theo Melas-Kyriazi
                                                   -----------------------------
                                                   Theo Melas-Kyriazi
                                                   Chief Financial Officer

                                                                      Exhibit 99
Investor Contact: 781-622-1111
Media Contact: 781-622-1252

                  CASH TENDER OFFER FOR ONIX SYSTEMS COMPLETED

KINGWOOD, Tex., April 10, 2000 - ONIX Systems Inc. (ASE-ONX), a Thermo Electron company, announced today that its parent company, Thermo Instrument Systems Inc. (ASE-THI), has successfully completed its cash tender offer of $9.00 per share for any and all outstanding shares of ONIX Systems common stock.

         The offer and withdrawal rights expired at midnight on Friday, April 7, 2000. Based on the preliminary report of the depositary for the offer, American Stock Transfer & Trust Company, approximately 1.6 million ONIX Systems shares were tendered. This brings Thermo Instrument's and Thermo Electron's combined equity ownership in ONIX Systems to approximately 93.4 percent. Thermo Instrument expects to complete the spin-in of ONIX Systems by Wednesday, April 12, through a short-form merger. The short-form merger does not require ONIX Systems' board or shareholder approval.

         Shareholders who tendered their shares in the tender offer will receive payment for their shares shortly. Shareholders who did not tender their shares will also receive $9.00 per share in the short-form merger. Information outlining what steps these ONIX Systems shareholders must take to obtain payment will be mailed within a week to 10 days.

         The complete terms and conditions of the tender offer are set forth in the offer to purchase, letter of transmittal, and other related materials, which were filed by Thermo Instrument with the Securities and Exchange Commission on March 13, 2000.

         ONIX Systems Inc. designs, develops, markets, and services sophisticated field measurement instruments and on-line sensors for the process control industry. The company's products incorporate advanced technologies to provide real-time data collection, analysis, and local control functions regarding the flow, level, density, or composition of a particular material. ONIX Systems is a public subsidiary of Thermo Instrument Systems Inc., another Thermo Electron company. More information is available at http://www.thermo.com/subsid/onx1.html on the Internet.


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